UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/18/2004

International Assets Holding Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  -

DE	59-2921318
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

220 E. Central Parkway Suite 2060
Altamonte Springs, FL 32701
(Address of Principal Executive Offices, Including Zip Code)

407-741-5340
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Edward R. Cofrancesco submitted his resignation from the board and his position as COO to the Board of Directors on November 18, 2004 with immediate effect. Mr. Cofrancesco will remain with the Company in a non-supervisory position until March, 2005. Mr. Cofrancesco will be paid a bonus for fiscal year 2004 and upon his termination in March he will be paid out the remaining six months of his contract.

Justin Wheeler was elected to the Board of Directors on November 18, 2004 pursuant to a nomination from the Nominating Committee to fill the vacancy created by Mr. Cofrancesco's resignation. Mr. Wheeler will be appointed to service on committees at the board meeting following the annual meeting of the shareholders. While no appointments have been made, Mr. Wheeler is likely to serve on the audit and/or compensation committees.

Mr. Wheeler will serve in the capacity of an "Independent Director" as that term is defined by Nasdaq listing standards. Mr. Wheeler is a member of the Asset Management Group of Leucadia National Corp., one of the Company's largest shareholders.

Brian T. Sephton, age 47, was appointed to the position of Chief Financial Officer effective January 1, 2005. Mr. Sephton replaces Jonathan Hinz who will assume the position of Group Controller for the Company on that date. Mr. Hinz will remain as CFO of the Company's largest subsidiary, INTL Trading, Inc. From 1999 until earlier in 2004 Mr. Sephton had been employed as Senior Vice President with Standard New York Securities, with responsibilities for managing the activities of 46 employees specializing in Latin American investment banking and investment advisory businesses. From 1997 to 1999 Mr. Sephton was a Managing Director of Standard Bank Jersey Ltd, a private bank, with responsibilities for all aspects of the bank's business including mutiple currency deposits, loans, investments, and all operational aspects of the business. During that time he also served as a director of Standard Bank Offshore Group. Mr. Sephton qualified and practiced as a chartered accountant and an attorney in South Africa.

Mr. Sephton signed an employment agreement with an indefinte term. Initial compensation is a base salary of $135,000 subject to adjustment on January 1, 2006 and annually thereafter.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: November 22, 2004.	By:	/s/ Sean M. O'Connor
Sean M. O'Connor
CEO

Exhibit Index

Exhibit No.	Description
EX-99.	Press Release
EX-10.	Employment Agreement